SYMS CORP. ANNOUNCES FINAL RESULTS OF ITS DUTCH AUCTION SELF-TENDER OFFER
           - 436,286 shares tendered and purchased at $18 per share -

Secaucus, NJ, May 30, 2006 - Syms Corp. (NYSE: SYM) today announced the final results of its "Dutch Auction" self-tender offer to purchase up to 3,350,000 shares of its outstanding common stock at a price not less than $16.00 and not greater than $18.00 per share, which expired on Friday, May 26, 2006.

Based on the final count by the American Stock Transfer & Trust Company, the depositary for the tender offer, 436,286 shares were properly tendered and not withdrawn at or below a price of $18 per share, which the company will purchase at $18 per share for a total cost of $7,853,148.

Payment for the shares accepted for purchase will be made promptly by the depositary. As a result of completing the tender offer, Syms Corp. will have 14,500,801 shares of common stock outstanding.

Syms Corp. currently operates a chain of thirty seven "off-price" apparel stores located throughout the Northeastern and Middle Atlantic regions and in the Midwest, Southeast and Southwest. Each Syms store offers a broad range of first quality, in-season merchandise bearing nationally recognized designer and brand-name labels.

CERTAIN INFORMATION IN THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995) AND INFORMATION RELATING TO THE COMPANY THAT ARE BASED ON THE BELIEFS OF THE MANAGEMENT OF THE COMPANY AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO THE MANAGEMENT OF THE COMPANY. WHEN USED IS THIS PRESS RELEASE, THE WORDS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "INTEND", "PLAN", AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE COMPANY, IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS REFLECT THE CURRENT VIEWS OF THE COMPANY WITH RESPECT TO FUTURE EVENTS, THE OUTCOME OF WHICH IS SUBJECT TO CERTAIN RISKS, INCLUDING AMONG OTHERS GENERAL ECONOMIC AND MARKET CONDITIONS, DECREASED CONSUMER DEMAND FOR THE COMPANY'S PRODUCT, POSSIBLE DISRUPTIONS IN THE COMPANY'S COMPUTER OR TELEPHONE SYSTEMS, POSSIBLE WORK STOPPAGES, OR INCREASE IN LABOR COSTS, EFFECTS OF COMPETITION, POSSIBLE DISRUPTIONS OR DELAYS IN THE OPENING OF NEW STORES OR INABILITY TO OBTAIN SUITABLE SITES FOR NEW STORES, HIGHER THAN ANTICIPATED STORE CLOSINGS OR RELOCATION COSTS, HIGHER INTEREST RATES, UNANTICIPATED INCREASES IN MERCHANDISE OR OCCUPANCY COSTS AND OTHER FACTORS WHICH MAY BE OUTSIDE THE COMPANY'S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS OR OUTCOMES MAY VARY MATERIALLY FROM THOSE DESCRIBED HEREIN AS ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED, OR PLANNED. SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS IN THIS PARAGRAPH.